                              EX-99.1


                    Lewis Supply Company, Inc.

                   Audited Financial Statements



               Years ended January 31, 1996 and 1995



                             CONTENTS


Report of Independent Auditors

Audited Financial Statements

Balance Sheets
Statements of Income
Statements of Shareholders' Equity
Statements of Cash Flows
Notes to Financial Statements

ERNST & YOUNG LLP      1400 One Commerce Square            Phone: 901 526 1000
                       Memphis, Tennessee 38103








                  Report of Independent Auditors

The Board of Directors and Shareholders
Lewis Supply Company, Inc.

We have audited the accompanying balance sheets of Lewis Supply Company, Inc. as of January 31, 1996 and 1995, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lewis Supply Company, Inc. at January 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


April 26, 1996                                   /s/Ernst & Young LLP

                         Lewis Supply Company, Inc.

                               Balance Sheets


                                                      JANUARY 31
                                                1996                1995

ASSETS
Current assets:
  Cash                                       $              $    47,062
  Accounts receivable, net of allowance
     of $44,091 and $77,526 at January 31,
     1996 and 1995, respectively             $  4,671,239   $ 3,518,173
  Inventories held for sale                     6,272,630     5,606,357
  Other assets                                    209,430        58,665
                                               __________    __________
Total current assets                           11,153,299     9,230,257

Property and Equipment:
  Land                                             28,717        28,717
  Buildings and improvements                      561,097       552,097
  Computer equipment                            1,009,523       710,702
  Office furniture and fixtures                   230,577       186,592
  Motor vehicles                                   41,600        23,728
  Warehouse equipment                              89,234        89,234
                                                _________     _________
                                                1,960,748     1,591,070
  Less accumulated depreciation                   930,855       713,565
                                                _________     _________
                                                1,029,893       877,505

Other assets                                       10,979        11,952
                                               __________    __________
Total assets                                  $12,194,171    10,119,714

                                                    JANUARY 31
                                                 1996             1995

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $   3,627,127  $   2,909,110
  Note payable to bank                           4,922,489      4,235,978
  Accrued payroll and related taxes                369,424        268,872
  Accrued expenses                                 143,387         73,240
  Other                                             52,336         53,266
                                                 _________      _________
Total current liabilities                        9,114,763      7,540,466

Other                                              125,723        174,953
                                                 _________      _________
Total liabilities                                9,240,486      7,715,419


Shareholders' equity:
  Common stock, $10 par value:
    Authorized shares-50,000
    Issued and outstanding shares-49,901           499,010        499,010
  Additional paid-in capital                       743,484        743,484
  Retained earnings                              1,961,191      1,411,801
                                                 _________      _________
                                                 3,203,685      2,654,295
 Less cost of 6,250 shares held in treasury        250,000        250,000
                                                 _________      _________
Total shareholders' equity                       2,953,685      2,404,295
                                                 _________      _________
Total liabilities and shareholders' equity     $12,194,171    $10,119,714

SEE ACCOMPANYING NOTES.

                         Lewis Supply Company, Inc.

                            Statements of Income


                                               YEAR ENDED JANUARY 31
                                             1996                1995


Net sales                               $38,014,568         $33,769,754
Cost of goods sold                       30,406,098          27,039,991
                                         __________          __________
                                          7,608,470           6,729,763

Operating expenses:
 Shipping and warehouse                     358,113             329,341
 Delivery                                   113,546             113,698
 Selling                                  3,054,839           2,922,848
 General and administrative               2,649,870           2,294,860
 Interest                                   401,572             343,093
 Employee bonuses                           348,739             233,483
                                          _________           _________
                                          6,926,679           6,237,323
                                          _________           _________
                                            681,791             492,440
Other income                                 37,396              76,287
                                          _________           _________
Net income                                 $719,187            $568,727

See accompanying notes.


                         Lewis Supply Company, Inc.

                     Statements of Shareholders' Equity

                                     Additional                         Total
                           Common     Paid-In   Retained   Treasury   Shareholders'
                           STOCK      CAPITAL   EARNINGS    STOCK       EQUITY
Balance at
February 1, 1994         $499,010    $743,484   $981,162  $(250,000)  $1,973,656
  Distributions to
   shareholders                                 (138,088)               (138,088)
  Net income                                     568,727                 568,727
                         ________________________________________________________
Balance at
January 31, 1995          499,010     743,484  1,411,801   (250,000)   2,404,295
  Distributions to
   shareholders                                 (169,797)               (169,797)
  Net income                                     719,187                 719,187
                         ________________________________________________________
Balance at
January 31, 1996          499,010     743,484  1,961,191   (250,000)   2,953,685

SEE ACCOMPANYING NOTES.



                         Lewis Supply Company, Inc.

                          Statements of Cash Flows

                                                 YEAR ENDED JANUARY 31
                                                1996                1995

OPERATING ACTIVITIES:
Net income                                     $719,187            $568,727
Adjustments to reconcile net income to
net cash used in operating activities:
  Depreciation                                  217,290             144,909
  Provision for doubtful accounts                16,500               2,200
  Changes in operating assets and liabilities:
    Accounts receivable                      (1,169,566)           (517,834)
    Inventories held for sale                  (666,273)         (1,363,353)
    Accounts payable and accrued expenses       888,716             141,233
    Other                                      (199,952)             18,881
                                              ______________________________
Net cash used in operating activities          (194,098)         (1,005,237)

INVESTING ACTIVITIES:
Purchase of property and equipment             (369,678)           (288,820)

FINANCING ACTIVITIES:
Proceeds from borrowings on note payable to
  bank                                        1,957,882           2,539,830
Principal payments on note payable to bank   (1,271,371)         (1,060,623)
Distributions to shareholders                  (169,797)           (138,088)
                                             ________________________________
Net cash provided by financing activities       516,714           1,341,119
                                             ________________________________
Net increase (decrease) in cash                 (47,062)             47,062
                                             ________________________________
Cash at beginning of year                        47,062                 -
                                             ________________________________
Cash at end of year                          $      -               $47,062

SEE ACCOMPANYING NOTES.

                         Lewis Supply Company, Inc.

                        Notes to Financial Statements

                              January 31, 1996

1.   ACCOUNTING POLICIES

ORGANIZATION

The Company is a wholesale and retail distributor of hardware and mill supplies. The Company's customers are located primarily in Arkansas, Mississippi and Tennessee. The Company performs credit evaluations of its customers' financial condition and generally does not require collateral. The Company had two customers which accounted for 17% and 11%, respectively, of sales during 1996.

INVENTORIES HELD FOR SALE

Inventories are stated at the lower of average cost or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

INCOME TAXES

The Company operates under Subchapter S of the Internal Revenue Code and consequently, it is not subject to federal income tax. The shareholders include the Company's operations in their own income for federal income tax purposes. Management is not aware of any course of events that has occurred that might adversely affect the qualification of the Company as a Subchapter S corporation.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to the financial statements for 1995 to conform with the 1996 classifications.

                         Lewis Supply Company, Inc.

2.   NOTE PAYABLE TO BANK

The note payable to bank represents borrowings under a $5,500,000 line of credit that is secured by the Company's accounts receivable and inventory. The note payable is payable on demand and bears interest at the bank's prime rate plus one-half percent (9.0% at January 31, 1996).

The line of credit agreement contains certain restrictions relating to working capital and requires minimum net worth of $1,900,000.

The amount of interest paid was $397,724 in 1996 and $327,963 in 1995.

3.   SHAREHOLDERS' EQUITY

The Company has an option to repurchase all stock owned by any Company shareholder.

4.   OPERATING LEASES

The Company leases buildings, equipment, and vehicles under noncancelable operating leases. Future minimum payments, by year and in the aggregate, under noncancelable operating leases with terms of one year or more are as follows at January 31, 1996:

          YEAR                 AMOUNT

          1997                $152,749
          1998                 152,749
          1999                   9,783
          2000                   9,783
                              ________
                              $325,064

Total rent expense for all operating leases was approximately $110,000 in 1996 and $108,000 in 1995. The building lease agreements include provisions for two-year renewal options followed by a three-year renewal option and purchase options at fair value.

                         Lewis Supply Company, Inc,

5.   EMPLOYEE BENEFITS

The Company has a Deferred Profit Sharing Plan for its employees. Employees can participate if they have one year of service and have reached age 21. Participants can contribute to the plan by electing to defer a percentage of their annual earnings. The Company matches participants' basic contributions up to a specified percentage. Contribution expense was approximately $47,000 in 1996 and $24,000 in 1995.

6.   FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable and note payable to bank, approximate fair value due to their short maturities.